EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350
In connection with the Form 10-Q (the “Report”) of Ferro Corporation (the “Company”) for the period ending September 30, 2004, I, James F. Kirsch, President and Chief Executive Officer of the Company, certify that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James F. Kirsch James F. Kirsch President and Chief Executive Officer
Date: May 8, 2006

39